                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

                          Filed by the Registrant [X]

                Filed by a Party other than the Registrant [ ]

                          Check the appropriate box:

                        [ ]CONFIDENTIAL, FOR USE OF THE
                       COMMISSION ONLY (AS PERMITTED BY
        [X]Preliminary Proxy Statement               RULE 14A-6(E)(2))

                         [ ]Definitive Proxy Statement

                      [ ]Definitive Additional Materials

     [ ]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                  CMGI, Inc.
                                  ----------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1) Title of each class of securities to which transaction applies:
 --------------------------------------------------------------------

 (2) Aggregate number of securities to which transaction applies:
 -----------------------------------------------------------------
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------

 (4) Proposed maximum aggregate value of transaction:
 -----------------------------------------------------

 (5) Total fee paid:
 --------------------
[ ]Fee paid previously with preliminary materials.

  [ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                                  CMGI, INC.

                             100 BRICKSTONE SQUARE
                                  FIRST FLOOR
                         ANDOVER, MASSACHUSETTS 01810

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, MAY 13, 1999

To the Stockholders of CMGI, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of CMGI, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company at 100 Brickstone Square, Andover, Massachusetts, on Thursday, May 13, 1999, at 10:00 a.m. local time, for the following purposes:

1. To amend the Company's Restated Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock, $.01 par value per share, from 100,000,000 shares to 400,000,000 shares.

2. To amend the Company's 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan to increase the maximum number of shares available under both plans combined from 9,000,000 shares to 14,000,000 shares.

A brief question and answer period with respect to the matters set forth above will precede the stockholder votes. The Company does not intend to make any presentations at this Meeting or to answer questions about its business and operations generally. No other business will be conducted at the Meeting.

Only stockholders of record at the close of business on Thursday, April 1, 1999 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

            By Order of the Board of Directors



                              David S. Wetherell, Secretary

April 16, 1999


All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign, and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.

                            YOUR VOTE IS IMPORTANT
            TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
                ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                                PROXY STATEMENT
                                      OF
                                  CMGI, INC.

GENERAL

This Proxy Statement and Notice of Special Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of CMGI, Inc. (the "Company") for use at the Company's Special Meeting of Stockholders (the "Meeting") to be held at the principal executive offices of the Company, 100 Brickstone Square, First Floor, Andover, Massachusetts 01810, on Thursday, May 13, 1999, at 10:00 a.m. local time, or at any adjournment or postponement of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Special Meeting of Stockholders. This Proxy Statement and accompanying proxy card are being mailed on or about April 16, 1999, to all stockholders entitled to notice of and to vote at the Meeting. The Company's telephone number is (978) 684-3600. Unless otherwise indicated all share amounts of the common stock of the Company $0.01 par value per share (the "Common Stock") reflect a three-for-two stock split in the form of a stock dividend on March 17, 1995 and three two-for-one stock splits in the form of stock dividends on February 2, 1996, May 11, 1998 and January 11, 1999.

SOLICITATION

The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of Common Stock of the Company (the "Common Stock") held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, and personal solicitation by Directors, officers and other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record at the close of business on Thursday, April 1, 1999, will be entitled to notice of, and to vote at, the Meeting. As of April 1, 1999, the Company had outstanding 46,837,374 shares of Common Stock. Each share of Common Stock is entitled to one vote on each proposal that will come before the Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

REVOCABILITY OF PROXY AND VOTING OF SHARES

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, First Floor, Andover, Massachusetts 01810, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Secretary of the Company to vote in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (I) FOR the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock to 400,000,000, (II) FOR the amendment to the Company's 1986 Stock Option Plan and the amendment to the Company's 1995 Employee Stock Purchase Plan increasing the number of shares of Common Stock available under both plans from 9,000,000 shares to 14,000,000 shares and (III) in accordance with the judgment of the proxies as to any adjournments or postponements of the Meeting.

STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than July 30, 1999 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

All share amounts referred to in this Proxy Statement have been adjusted to reflect a three for two stock split and three two for one stock splits effected on March 17, 1995, February 2, 1996, May 11, 1998 and January 11, 1999,
respectively. The following table sets forth certain information with respect to beneficial ownership of the Company's shares of Common Stock as of February 28, 1999, (I) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock; (II) by each of the Company's executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (III) by each of the Company's Directors; and (IV) by all current Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.


         NAME AND ADDRESS OF                       NUMBER OF SHARES
          BENEFICIAL OWNER               BENEFICIALLY OWNED (1) PERCENT OF CLASS
          ----------------               ---------------------------------------

5% STOCKHOLDERS
David S. Wetherell (2)............            9,220,728               19.3%
c/o CMGI, Inc.
100 Brickstone Square
First Floor
Andover, MA 01810
FMR Corp. (3).....................            4,593,020                9.8%
82 Devonshire Street
Boston, MA 02109

OTHER NAMED EXECUTIVE OFFICERS
Andrew J. Hajducky III (4)........               39,373                   *
Hans Hawrysz (5)..................               12,999                   *
Richard F. Torre (6)..............               50,588                   *
Paul L. Schaut (7)................                3,399                   *
OTHER DIRECTORS
William H. Berkman................                    0                   0
Craig D. Goldman (8)..............              135,200                   *
John A. McMullen(9)...............               30,600                   *
Robert J. Ranalli(10).............               37,600                   *
All Current Directors and
Executive Officers as a Group (9
persons) (11).....................            9,530,487               19.8%
* Less than one percent

  (1) Beneficial ownership of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of Common Stock subject to options currently exercisable or which become exercisable on or before April 29, 1999 are deemed to be beneficially owned and outstanding by the person holding such options and are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

  (2) Includes 1,152,944 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. Includes 446,400 shares held in trust for the benefit of Mr. Wetherell's minor children and 14,000 shares held by Mr. Wetherell and his wife as trustees for the David S. Wetherell Charitable Trusts, for which 460,400 shares Mr. Wetherell disclaims beneficial ownership.

  (3) Based on the information provided on the Amendment No. 6 to the Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 16, 1999. FMR Corp. has sole dispositive power with respect to such shares, and sole power to vote 2,922,200 of such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in
  Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, is the beneficial owner of 2,609,400 shares of Common Stock as a result of its serving as investment manager of institutional accounts.

  (4) Includes 28,997 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999.

  (5) Includes 4,999 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. Mr. Hawrysz also owns 250,000 shares of the common stock, par value $0.01, of Planet Direct Corporation ("Planet Direct"), a subsidiary of the Company. These shares represent approximately three percent of the voting power of the outstanding capital stock of Planet Direct.

  (6) Includes 28,168 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999 and 6,000 shares held in trust for the benefit of Mr. Torre's minor children. Mr. Torre is also deemed the beneficial owner of 212,394 shares of the common stock, par value $0.01, of SalesLink Corporation ("SalesLink"), a subsidiary of the Company, which shares are issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. These shares represent approximately two percent of the voting power of the outstanding capital stock of SalesLink.

  (7) Includes 3,399 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. Mr. Schaut is deemed the beneficial owner of 106,250 shares of the common stock, par value $0.01, of Engage Technologies, Inc. ("Engage"), a subsidiary of the Company, which shares are issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. These shares represent less than one percent of the voting power of the outstanding capital stock of Engage.

  (8) Includes 75,200 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. Mr. Goldman is also deemed the beneficial owner of 10,000 shares of the common stock, par value $0.01, of SalesLink, 13,542 shares of the common stock, $0.01 par value per share of Engage, and 10,000 shares of the common stock, $0.01 par value per share, of Navisite, Inc., a subsidiary of the Company, which shares are issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. These shares represent less than one percent of the voting power of the outstanding capital stock of each of SalesLink, Engage, and NaviSite, Inc.

  (9) Includes 30,600 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999.

  (10) Includes 37,600 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. Mr. Ranalli is also deemed the beneficial owner of 5,000 shares of the common stock, $0.01 par value per share of Planet Direct, which shares are issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999. These shares represent less than one percent of the voting power of the outstanding capital stock of Planet Direct.

  (11) Includes 1,361,907 shares issuable upon the exercise of outstanding options that are exercisable prior to April 29, 1999.

                                  PROPOSAL 1

 AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Currently the Company's Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, par value $0.01 per share. On March 12, 1999, the Company's Board of Directors approved a two-for-one split of the Company's Common Stock, subject to approval by the stockholders of a proposed amendment to the Company's Restated Certificate of Incorporation which would, if approved by the stockholders, effect an increase in the number of authorized shares of Common Stock of the Company from 100,000,000 shares to 400,000,000 shares, $.01 par value per share.

As of the close of business on April 1, 1999, 46,837,374 shares of Common Stock were issued and outstanding, leaving 53,162,626 shares of Common Stock authorized but unissued. Of the authorized but unissued shares the Company has currently reserved 4,785,812 shares under the Company's 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan and 857,800 shares under the Company's 1995 Stock Option Plan for Non-Employee Directors.

The Board of Directors of the Company believes that the adoption of the proposed amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock is advisable and in the best interests of the Company and its stockholders and is recommending such amendment to restore the flexibility to issue Common Stock that existed before the stock splits mentioned above and to assure that an adequate supply of authorized and unissued shares of Common Stock is available for general corporate needs, including future stock dividends, stock splits (including the two-for-one stock split described above), issuances under the Company's 1986 Stock Option Plan, 1995 Stock Option Plan for Non- Employee Directors and 1995 Employee Stock Purchase Plan, acquisitions and equity financings. The availability of additional shares of Common Stock for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in taking corporate action.

The newly authorized Common Stock, like the currently authorized Common Stock, may be used by the Company for any proper corporate purpose. Such purposes may include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations.

If approved by the stockholders, the increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of the stockholders of the Company will be required, except as required under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system, such as the NASDAQ National Market, on which the shares of the Company are at the time listed or quoted.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company currently authorized. Although the Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of Common Stock could have a dilutive effect on the earnings per share, book value per share, and on the equity and voting power of existing holders of Common Stock. Holders of Common Stock are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock of the Company. In addition, the issuance of additional shares of Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if Common Stock were issued in response to a potential takeover. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and Directors to retain their positions. For example, without further stockholder approval, the Board could (i) adopt a "poison pill" which would, under certain circumstances related to an acquisition not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or (ii) sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If the amendment is approved by the stockholders, Article FOURTH subsection (a) of the Company's Restated Certificate of Incorporation will be amended to read as follows:

 FOURTH: (a) The total number of shares of capital stock which the Corporation is authorized to issue is four hundred five million (405,000,000) shares of which four hundred million (400,000,000) shares shall be common stock, par value $.01 per share ("Common Stock") and five million (5,000,000) shares shall be preferred stock, par value $.01 per share ("Preferred Stock").

The affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve Proposal One and adopt the proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company. For purposes of the vote to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, abstentions and broker non-votes are treated as votes against the proposal. If the amendment is not approved by the Stockholders, the Company's authorized
Common Stock will remain at 100,000,000 shares.   If the proposal is not
approved, the pending two-for-one stock split described above will not be effected.

If approved by the stockholders the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock will become effective upon the filing of an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE
              INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK.

                                  PROPOSAL 2

   AMENDMENT OF 1986 STOCK OPTION PLAN AND 1995 EMPLOYEE STOCK PURCHASE PLAN

A proposal will be presented at the Meeting that the Stockholders approve an amendment to the Company's 1986 Stock Option Plan (the "1986 Option Plan") and an amendment to the 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan") to increase the maximum number of shares of Common Stock available under both plans combined from 9,000,000 shares to 14,000,000 shares, subject in each case to adjustments for stock splits, stock dividends and certain transactions affecting the Company's capital stock. Approval of the amendments to the 1986 Option Plan and the 1995 Purchase Plan by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is appropriate in order to ensure that the Company will have sufficient shares of Common Stock available under the 1986 Option Plan and the 1995 Purchase Plan to continue to provide option grants to retain and motivate key employees and to continue to provide employees of the Company an opportunity to purchase Common Stock on favorable terms. Set forth below is a brief summary of the principal provisions of the 1986 Option Plan and the 1995 Purchase Plan.

GENERAL

The purpose of the 1986 Option Plan is to provide incentives to individuals the Company believes may play a significant role in the future success of the Company and its present and future subsidiaries by providing such individuals with opportunities to purchase stock of the Company pursuant to the exercise of options. The 1986 Option Plan provides for the grant of stock options (incentive and nonstatutory) (together "Awards") to any individual the Company deems appropriate. Incentive stock options may only be granted to employees of the Company.

The 1995 Purchase Plan was adopted by the Board of Directors on October 4, 1994 and was approved by the stockholders of the Company in December 1994. The effective date of the 1995 Purchase Plan was February 1, 1995. The purpose of the 1995 Purchase Plan is to provide full-time employees of the Company an opportunity to purchase Common Stock on favorable terms.

Currently, the combined maximum number of shares available for awards under the 1986 Option Plan and issuance under the 1995 Purchase Plan is 9,000,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock.

ADMINISTRATION

Awards under the 1986 Option Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each Award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options and the time at which such options become exercisable. The exercise price of any incentive stock option or non-statutory stock option granted under the 1986 Option Plan may not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder of the Company).

The 1995 Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The purchase price per share of Common Stock in an offering is 85% of the lower of its fair market value on the first day of an offering period, or the applicable exercise date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Board of Directors. Eligible employees participate voluntarily and may withdraw from any offering at any time before Common Stock is purchased. Participation terminates automatically upon termination of employment for any reason. Rights to purchase Common Stock under the 1995 Purchase Plan are granted at the discretion of the Board of Directors, which, through an administrator, determines the frequency and duration of individual offerings under the Plan and the date(s) when stock may be purchased.

In accordance with Section 423 of the Code, no employee may subscribe for shares under the 1995 Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all classes of stock of the Company (including stock which may be purchased through subscriptions under the 1995 Purchase Plan or any other plans) nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the offering begins) through the 1995 Purchase Plan in any calendar year. The 1995 Purchase Plan provides that no employee may allocate more than 10%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Plan.

Any employee who has completed six full months of employment with the Company or any of its present or future designated subsidiaries (except (a) any employee who directly or by attribution owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company at the start of any quarterly period, or (b) those employees whose customary employment is 20 hours or less per week, or (c) those employees whose customary employment is for not more than five months in any calendar year), is eligible to participate in the 1995 Purchase Plan. Any subsidiary of the Company including future subsidiaries may or may not be designated by the Board of Directors of the Company as a corporation whose employees may participate in the Plan as provided above.

As of the most recent completed purchase period, ended January 31, 1999, 254 employees were participants in the 1995 Purchase Plan and an aggregate of 195,838 shares of Common Stock had been purchased under the 1995 Purchase Plan. Of these shares, the current executive officers have purchased an aggregate of 30,726 shares of Common Stock and all other employees have purchased an aggregate of 165,112 shares of Common Stock.

As of March 31, 1999, options to purchase an aggregate of 4,520,922 shares of Common Stock were outstanding under the 1986 Option Plan. Of the foregoing, options to purchase an aggregate of 2,084,513 shares of Common Stock had been granted to current executive officers of the Company as a group, no options to purchase shares had been granted to current directors who are not executive officers of the Company as a group and options to purchase an aggregate of 2,436,409 shares of Common Stock had been granted to all other employees.

After taking into account (i) grants under the 1986 Option Plan, (ii) shares available as a result of cancellation of options granted under the 1986 Option Plan, and (iii) purchases under the 1995 Purchase Plan, 264,880 shares of Common Stock remain available for Awards under the 1986 Option Plan and purchase under the 1995 Purchase Plan. Because of the discretionary nature of Awards made under the 1986 Option Plan, it is not currently determinable how many Awards will be made in the future to any given individual, to current executive officers as a group, to current directors who are not executive officers as a group or to employees who are not current executive officers.

PROPOSED AMENDMENTS TO THE 1986 OPTION PLAN AND THE 1995 PURCHASE PLAN

The Board of Directors has voted to amend the 1986 Option Plan and the 1995 Purchase Plan to increase the maximum number of shares of Common Stock available under both plans combined from 9,000,000 shares to 14,000,000 shares, subject in each case to adjustments for stock splits, stock dividends and certain transactions affecting the Company's capital stock.

These amendments are intended to ensure that the Company will have sufficient shares of Common Stock available under the 1986 Option Plan to continue to provide option grants to retain and motivate key employees and to allow employees of the Company an opportunity to purchase Common Stock on favorable terms.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1986 OPTION PLAN

Incentive Stock Options. An optionee does not realize taxable income upon the grant or, except as described below, exercise of an incentive stock option ("ISO") under the 1986 Option Plan.

If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the

Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1995 PURCHASE PLAN

Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the 1995 Purchase Plan.

If no disposition of shares purchased under the 1995 Purchase Plan is made by the participant within two years from the offering commencement date nor within one year from the purchase date, then (a) upon sale of such shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is realized by the participant as ordinary income with any additional gain taxed as a long-term capital gain and any loss sustained is treated as a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes.

If the participant dies at any time while owning shares purchased under the 1995 Purchase Plan, then (a) 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is realized as ordinary income by the participant in the year of death and (b) no deduction is allowed to the Company for Federal income tax purposes.

If shares of Common Stock purchased under the 1995 Purchase Plan are disposed of prior to the expiration of either the two-year or the one-year holding periods described above, then (a) the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of purchase (or, if less, the amount realized on sale of such shares) over the purchase price thereof, and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and will not result in any deduction by the Company.

APPROVAL

Stockholder approval of the proposed amendments is appropriate to ensure that the Company will have sufficient shares of Common Stock available under the 1986 Option Plan to continue to provide option grants to retain and motivate key employees and under the 1995 Purchase Plan to continue to provide employees of the Company an opportunity to purchase Common Stock on favorable terms. The affirmative vote by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for such purpose. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1986 STOCK OPTION PLAN AND THE 1995 PURCHASE PLAN.

                            EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by the Company for services in all capacities for fiscal years ended July 31, 1996, 1997, and 1998, to its Chief Executive Officer and to each of its four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 in fiscal 1998 (all five being hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION           AWARDS
                                              -------------------           ------
                                                                          SECURITIES
   NAME AND PRINCIPAL                                                     UNDERLYING         ALL OTHER
       POSITION                           YEAR SALARY(  )   $BONUS(   )   $OPTIONS(1)    COMPENSATION($)(2)
       --------                           --------------    ----------    -----------    ------------------
David S. Wetherell(3).................. 1998       180,250    75,000            --             22,313(4)
Chairman, President                     1997       180,250    75,000            --              3,316
and Chief Executive                     1996       180,250    75,000            --              1,502
Officer
Hans Hawrysz(5)........................ 1998       167,569    43,750        40,000             53,781(6)
Executive Vice President,               1997        87,500    25,000            --                 --
Strategic Planning
Paul L. Schaut......................... 1998        96,875    37,500        40,000                 --
President and Chief
Executive Officer of
Engage Technologies,
Inc.(7)
Richard F. Torre....................... 1998       156,600    37,500        40,000             16,235(8)
President and Chief                     1997       145,790    42,500        40,000              3,014
Executive Officer of                    1996       128,947    96,400         8,000              2,579
SalesLink Corporation
Andrew J. Hajducky                      1998       154,976    50,000       120,000             21,787(10)
III(9).
Chief Financial                         1997       143,333    48,333        48,000              2,212
Officer and Treasurer                   1996        81,667    33,333       240,000                 --

(1) The Company's 1986 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Committee granted stock options during fiscal 1996, 1997 and 1998 which are reflected in this column. All stock options granted in fiscal 1996, 1997 and 1998 were non-statutory (also called non-qualified) stock options, have an exercise price equal to fair market value on the date of grant, vest for 25% on the first anniversary of the date of grant with the remainder vesting in 36 equal monthly installments thereafter, and have terms of five years.

(2) Amounts set forth in this column for the years ended July 31, 1996, 1997 and 1998 represent Company cash contributions under the Company's 401(k) Plan.

(3) In April 1995, the Company formed the first of its Internet investment and development arms, CMG@Ventures, LP, a Delaware Limited Partnership. In February 1998 CMG@Ventures, L.P. was reorganized as a limited liability company under the name CMG@Ventures I, LLC ("CMG@Ventures I"). In October 1996, the Company formed a second Internet investment and development arm, CMG@Ventures II, LLC ("CMG@Ventures II"), a Delaware Limited Liability Company. The purpose of both CMG@Ventures I and CMG@Ventures II is to provide intellectual and financial capital to companies seeking to further the commercialization of the Internet and other interactive media. Mr. Wetherell is a profit member (as defined) of CMG@Ventures I, and, in that capacity, received an approximate 8.5% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Wetherell's interest in CMG@Ventures I vests in forty quarterly installments of 3.75% of his interest for each of the first 20 installments and 1.25% of his interest for each of the next 20 installments. Mr. Wetherell is a managing member of CMG@Ventures II and in that capacity received a 7.75% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Wetherell's interest in CMG@Ventures II vests in twenty quarterly installments of 5% each. During fiscal 1998, CMB@Ventures I allocated 2,012,374 shares of common stock of Lycos, Inc. ("Lycos") to the accounts of its profit members. Of these shares, 735,048 shares were allocated to the account of Mr. Wetherell, in his capacity as a profit member of CMB@Ventures I. During fiscal 1998, Mr. Wetherell received distributions totaling 399,470 of his allocated shares of Lycos common stock as follows: 31,644 shares in August 1997; 187,620 shares in November 1997; 49,832 shares in April 1998; and 130,374 shares in May 1998. All Lycos common share amounts have been retroactively adjusted to reflect a 2-for-1 stock split effected by Lycos in August 1998. In December 1997, CMB@Ventures I allocated $123,750 of the cash received upon the sale of its interest in TeleT to the accounts of its profit members. An allocation of $47,196 was made to the account of Mr. Wetherell, $19,468 of which was distributed to Mr. Wetherell in February 1998.

(4) Of this amount $3,647 represents Company cash contributions under the Company's 401(k) Plan and $18,666 represents the personal use component of an automobile leased for Mr. Wetherell.

(5) On January 24, 1997, the Board of Directors elected Hans Hawrysz as President and Chief Executive Officer of Planet Direct Corporation, a subsidiary of the Company. The information shown in the table for fiscal 1997 reflects the compensation earned by Mr. Hawrysz from January 24, 1997 through July 31, 1997. As of February 8, 1999, Mr. Hawrysz's position was changed to Executive Vice President, Strategic Planning for the Company.

(6) This amount represents sums associated with the reimbursement of Mr. Hawrysz's relocation expenses.

(7) Mr. Schaut was hired as President and Chief Executive Officer of Engage Technologies, Inc. on November 10, 1997. His compensation for 1998 represents amounts earned in such position between November 10, 1997 and July 31, 1998.

(8) Of this amount $3,131 represents Company cash contributions under the Company's 401(k) Plan and $13,104 represents the personal use component of an automobile leased for Mr. Torre.

(9) On October 24, 1995, the Board of Directors elected Andrew J. Hajducky III as Chief Financial Officer and Treasurer of the Company. The information shown in the table for fiscal 1996 reflects the compensation earned by Mr. Hajducky from October 24, 1995 through July 31, 1996. Mr. Hajducky is a profit member (as defined) of CMG@Ventures I, and, in that capacity, received an approximate 0.5% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Hajducky's interest in CMG@Ventures I vests in forty quarterly installments of 3.75% of his interest for each of the first 20 installments and 1.25% of his interest for each of the next 20 installments. Mr. Hajducky is a managing member of CMG@Ventures II and in that capacity received a 0.5% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Hajducky's interest in CMG@Ventures II vests in twenty quarterly installments of 5% each. During fiscal 1998, CMG@Ventures I allocated 2,012,374 shares of common stock of Lycos, Inc. ("Lycos") to the accounts of its profit members. Of these shares, 735,048 shares and 42,828 shares were allocated to the account of Mr. Hajducky, in his capacity as a profit member of CMB@Ventures I. During fiscal 1998, Mr. Hajducky received distributions totaling 17,908 of his allocated shares of Lycos common stock as follows: 738 shares in August 1997; 552 shares in September 1997; 8,002 shares in November 1997; 3,776 shares in April 1998; and 4,840 shares in May 1998. All Lycos common share amounts have been retroactively adjusted to reflect a 2-for-1 stock split effected by Lycos in August 1998. In December 1997, CMG@Ventures I allocated $123,750 of the cash received upon the sale of its interest in TeleT to the accounts of its profit members. An allocation of $2,750 was made to the account of Mr. Hajducky, $928 of which was distributed to Mr. Hajducky on February 26, 1998.

(10) Of this amount $3,121 represents Company cash contributions under the Company's 401(k) Plan and $18,666 represents the personal use component of an automobile leased for Mr. Hajducky.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1998

The following table sets forth information concerning individual grants of options to purchase Common Stock under the 1986 Stock Option Plan made to each Named Executive Officer during the fiscal year ended July 31, 1998. Mr. Wetherell was not granted any options to purchase Common Stock in the last fiscal year.

                                            INDIVIDUAL GRANTS
                                            -----------------

                                                   PERCENTAGE                          POTENTIAL REALIZABLE VALUE AT
                                                    OF TOTAL                           ASSUMED ANNUAL RATES OF STOCK
                                   NUMBER OF        OPTIONS                            PRICE APPRECIATION FOR OPTION
                                  SECURITIES       GRANTED TO    EXERCISE                         TERM(3)
                                  UNDERLYING        EMPLOYEES    OR BASE               -----------------------------
                                    OPTIONS         IN FISCAL     PRICE          EXPIRATION
             NAME                GRANTED(#)(1)       1998(2)    ($/SHARE)           DATE           5%($)          $10%($)
             ----                -------------       -------    ---------           ----           -----          -------
Hans Hawrysz...................      40,000            2.9%      $4.625           10/26/02       $ 51,112         $112,944
Paul L. Schaut.................      40,000            2.9%      $4.625           10/26/02       $ 51,112         $112,944
Richard F. Torre...............      40,000            2.9%      $4.625           10/26/02       $ 51,112         $112,944
Andrew J. Hajducky, III.            120,000            8.7%      $4.625           10/26/02       $153,336         $338,833


(1) See footnote 1 to the Summary Compensation Table above.

(2) Options to purchase an aggregate of 1,386,500 shares were granted to all employees in fiscal 1998.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

1998 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

Presented below is information with respect to the number of shares issued upon option exercises by the Named Executive Officers during the year ended July 31, 1998 and the value realized by the Named Executive Officers upon such exercises. The table also provides information about the number and value of unexercised stock options to purchase the Company's Common Stock held by each Named Executed Officer as of July 31, 1998.

                                                       NUMBER OF
                                                       SECURITIES
                                                       UNDERLYING
                                                      UNEXERCISED       VALUE OF UNEXERCISED
                            SHARES                     OPTIONS AT          IN-THE-MONEY
                           ACQUIRED                    JULY 31,             OPTIONS AT
                              ON         VALUE          1998(#)           JULY 31, 1998($)
                           EXERCISE    REALIZED       EXERCISABLE/          EXERCISABLE/
       NAME                  (#)       ($) (1)       UNEXERCISABLE        UNEXERCISABLE(2)
       ----                -------     -------       -------------        ----------------
David S. Wetherell.......         0            0   1,042,500/757,500   $34,674,533/$25,287,976
President, Chief
Executive Officer and
Secretary
Hans Hawrysz.............         0            0            0/40,000   $          0/$1,177,500
[New Title]
Paul L. Schaut...........         0            0            0/40,000   $          0/$1,177,500
President and Chief
Executive Officer of
Engage Technologies,
Inc.                              0            0
Richard F. Torre.........    88,868   $1,062,958     10,734 / 72,398   $    343,949/$2,176,213
President and Chief
Executive Officer of
SalesLink Corporation
Andrew J. Hajducky III      166,000   $1,132,223      19,000/223,000   $    593,657/$6,742,160
Chief Financial Officer
and Treasurer

(1) Based on the difference between the option exercise price of such options and the closing price of the underlying common stock on the date of exercise.

(2) Based on the difference between the option exercise price and the closing price of the underlying common stock on July 31, 1998, which closing price was $34.0625.


EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

In November of 1993, the Company entered into an employment agreement with Mr. Wetherell, which ran through July 31, 1998, at a minimum annual salary which is currently at $180,250. The agreement could be extended for an additional five years by agreement of the parties and was so extended on October 2, 1998. The agreement provides for annual incentive awards in amounts to be determined by the Compensation Committee and salary continuation for the shorter of two years or the entire length of the agreement in the event (i) Mr. Wetherell terminates his agreement following a change of control of the Company not approved by the Board of Directors and a change in a majority of the Directors, or (ii) Mr. Wetherell's employment is terminated involuntarily and not for cause; except that the two-year limit shall not apply in either event if the Company has achieved certain specified performance goals. The minimum annual salary may be increased from time to time at the discretion of the Compensation Committee. The agreement contains non-competition covenants in favor of the Company. The agreement also contains a non-qualified performance stock option granting to Mr. Wetherell the right to purchase up to 1,200,000 shares of Common Stock of the Company at an option price of $0.67 per share. This option was granted under the Company's 1986 Stock Option Plan. The option becomes exercisable in ten annual installments of up to 120,000 shares each, beginning on November 1, 1994, and ending on November 1, 2003, but only if and to the extent that the Company meets certain performance goals as determined by the Compensation Committee. In any event, the option becomes exercisable (to the extent not previously exercisable) as to the first 600,000 shares on November 1, 1998, and as to the second 600,000 shares on November 1, 2003.

The Company's employment agreement with Mr. Wetherell provides for certain benefits in the event of involuntary termination of his employment not for cause or in the event he terminates his employment following a change of control of the Company that is not approved by the Company's Board of Directors. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the Directors, Mr. Wetherell would have the right to terminate his agreement and a percentage of all remaining installments of his 1,200,000 share stock option would become exercisable equal to the percentage of installments that had previously become exercisable. In the event of the involuntary termination of Mr. Wetherell's employment not for cause, a percentage of up to three remaining 120,000 share installments of his 1,200,000 share stock option would become exercisable, equal to the percentage of installments that had previously become exercisable.

Any compensation payable to Mr. Wetherell contingent on a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. This maximum amount is determined by multiplying the average of Mr. Wetherell's base salary and bonus for the previous five years by three.

The Limited Liability Company Agreement of CMG@Ventures I, LLC provides that, upon a change of control (as defined), each profit member, including Messrs. Wetherell and Hajducky, may elect, within two months of the date of the change of control, to have CMG@Ventures I, LLC repurchase all, and not less than all, of the interest in CMG@Ventures I, LLC held by each profit member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Limited Liability Company Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the profit members of CMG@Ventures I, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of

CMG@Ventures I, LLC and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

The Operating Agreement of CMG@Ventures II, LLC provides that, upon a change of control (as defined), each managing member, including Messrs. Wetherell and Hajducky, may elect, within two months of the date of the change of control, to have CMG@Ventures II, LLC repurchase all, and not less than all, of the interest in CMG@Ventures II, LLC held by each managing member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Operating Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the members of CMG@Ventures II, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures II, LLC and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

Mr. Wetherell and Mr. Hajducky are profit members of CMG@Ventures III, LLC and, although some of the terms of the operating agreement for CMG@Ventures III, LLC are still being finalized, it is anticipated that such agreement will contain provisions regarding changes in control similar to the provisions described for CMG@Ventures I and CMG@Ventures II above.

On August 1, 1996 Richard F. Torre, President and Chief Executive Officer of SalesLink Corporation ("SalesLink"), was granted an option to purchase 300,000 shares of the common stock, $.01 par value per share, of SalesLink at $1.20 per share. On November 13, 1997 Mr. Torre was granted an additional option to purchase 35,000 shares of the common stock of SalesLink at $1.74 per share. These options become exercisable for 25% of the shares on the first anniversary of the date of grant and then cumulatively for an additional 2.78% each month thereafter. These options become immediately exercisable in full in the event of a change in control of SalesLink (as defined below). A change of control of SalesLink shall be deemed to have occurred when there has occurred the acquisition by purchase, merger, or otherwise, by any Person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act, excluding any business entity controlling, controlled by, or under common control with the Company) of beneficial ownership, directly or indirectly, of securities of SalesLink representing 80% or more of the combined voting power of SalesLink's then outstanding securities.

On November 10, 1997 Paul L. Schaut, President and Chief Executive Officer of Engage Technologies, Inc. ("Engage"), was granted an option to purchase 300,000 shares of the common stock, $.01 par value per shares, of Engage at $.37 per share. The option becomes exercisable for 25% of the shares on the first anniversary of the date of grant and then cumulatively for the remainder in 36 monthly installments. Mr. Schaut is also eligible to receive options to purchase an additional 200,000 shares of the common stock of Engage upon the achievement of certain defined financial performance milestones by Engage. These additional options would vest in the same manner as the option for 300,000 shares described above. The 1995 Equity Incentive Plan of Engage, which governs Mr. Schaut's options, provides that in the event of a change in control of Engage the compensation committee of Engage may, in its discretion, take one or more of the following actions: (i) provide for the acceleration of the time remaining for the vesting of the option, (ii) provide for payment to Mr. Schaut of cash or property having a fair market value equal to the amount Mr. Schaut would have received if he exercised the option upon the change in control, (iii) adjust the option to reflect the change in control, (iv) cause the option to be assumed by a new entity or (v) make such other provision as it deems equitable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are William H. Berkman, Craig
D. Goldman and John A. McMullen. No member of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

                                 OTHER MATTERS

No other matters will be discussed at the Meeting.

Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares even though they have sent in their proxies.

            By Order of the Board of Directors



                              David S. Wetherell, Secretary

Andover, Massachusetts
April 16, 1999

                                  Appendix A

 PLEASE MARK VOTES
 [X] AS IN THIS EXAMPLE


CMGI, INC.
----------
Mark box at right if an address
change or comment has been noted
on the reverse side of this card    [ ]
                                                       For    Against  Abstain
1. Amendment to Restated Certificate of                [ ]      [ ]      [ ]
   Incorporation to increase number of
   authorized shares of the Company's
   Common Stock to 400,000,000 shares.

2. Amendment to the Company's 1986 Stock               [ ]      [ ]      [ ]
   Option Plan and the Company's 1995
   Employee Stock Purchase Plan to
   increase the maximum number of shares
   of the Company's Common Stock available
   under both plans combined from 9,000,000 shares to 14,000,000 shares.


RECORD DATE SHARES:
Please be sure to sign and date this Proxy.

                                Date

Stockholder sign here           Co-owner sign here

DETACH CARD

                                  CMGI, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, May 13, 1999. Thank you in advance for your prompt consideration of these matters.

            Sincerely,

            CMGI, Inc.

                                  CMGI, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David S. Wetherell and Andrew J. Hajducky III and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Special Meeting of Stockholders to be held on May 13, 1999, or any adjournment thereof, and there to vote all the shares of CMGI, Inc. held of record by the undersigned on April 1, 1999, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. If a nominee for director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?     DO YOU HAVE ANY COMMENTS?

                                  Appendix B
                            1986 Stock Option Plan
                                  CMGI, INC.
                            1986 STOCK OPTION PLAN,
                           ------------------------
                     AS AMENDED BY THE BOARD OF DIRECTORS
                     ------------------------------------
                               ON MARCH 12, 1999
                               -----------------
Article 1 - Purpose
-------------------

  This 1986 Stock Option Plan (the "Plan") is intended to provide incentives to individuals that CMGI, Inc. (the "Company") believes may play a significant role in the future success of the Company and its present and future subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) and Affiliates (as defined below) by providing them with opportunities to purchase stock in the Company pursuant to the exercise of options. The Company intends certain options granted under the Plan which are designated as incentive stock options to be "incentive stock options" complying with, and subject to, the terms and conditions of Section 422 of the Code; and with respect to those incentive stock options this Plan shall be interpreted in accordance with that section of the Code, as amended, and the rules and regulations promulgated from time to time thereunder. Stock options granted hereunder which do not comply with Section 422 of the Code or are otherwise intended to be non-qualified stock options shall be designated as non-qualified stock options. "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee (as defined below).

Article 2 - Administration of the Plan
--------------------------------------

  The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist solely of two or more members of the Board who are "Outside Directors" as defined in the Code. The Board may remove members from the Committee at any time with or without cause, or may add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Acts by a majority of the Committee at a meeting, or acts approved in writing by all the members of the Committee, shall be the valid acts of the Committee. Subject to the terms of the Plan, and subject to such overall policies with respect thereto as may be established from time to time by the Board, the Committee shall have authority to determine the time or times at which options shall be granted, the persons to whom options shall be granted, the number of shares covered by each option, the price per share specified in each option, the time or times when each option or portions or installments of each option shall become exercisable and the duration of the exercise period or periods thereof, the conditions for the exercise of each option or portions or installments of each option or for acceleration of the exercise date or dates of each option or portions or installments thereof, or for the cancellation or termination of each option or portions or installments thereof, and all other terms and provisions of each option and each instrument by which each option shall be evidenced.

  All determinations and interpretations made by the Committee with respect to the Plan and each option granted thereunder shall be binding and conclusive on all interested parties unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may determine in its sole discretion. No member of the Board or the Committee shall be liable with respect to any action or determination made in good faith regarding the Plan or any option granted under it.

Article 3 - Eligible Persons
----------------------------

  Options may be granted to any individual that the Company deems appropriate subject to the restriction that incentive stock options may only be granted to employees. The granting of any option to a person shall neither entitle such person to, nor disqualify him from, participation in any other grant of options pursuant to this Plan or any other plan. Directors who are not employees of the Company or its subsidiaries shall not be eligible to receive options under this Plan.

Article 4 - Stock
-----------------

  The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued shares of Common Stock, par value $0.01 per share, or shares of Common Stock reacquired by the Company including shares purchased in the open market ("Common Stock"). The maximum number of shares which are hereby reserved for issuance and may be issued pursuant to this Plan is 14,000,000, as adjusted through January 11, 1999, less such number of shares as may from time to time be issued pursuant to the CMGI, Inc. 1995 Employee Stock Purchase Plan, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto, to the extent the option ceases to be exercisable, shall again be available under the Plan.

Article 5 - Grant of Options
----------------------------

  Options may be granted to eligible persons in such number and at such times during the term of the Plan as the Committee shall determine.

  The maximum number of shares of Common Stock subject to options that may be granted to any eligible person in the aggregate in any calendar year shall not exceed 200,000 shares, subject to adjustment as provided in Article 13.

Article 6 - Minimum Price of Options
------------------------------------

  The price per share specified in each option granted under the Plan shall in no event be less than 100% (110% in the case of an incentive stock option granted to a 10% shareholder as defined in Section 422(b)(6) and related sections of the Code) of the fair market value per share of Common Stock on the date the option is granted. Fair market value shall be determined by the Committee in good faith in accordance with applicable regulations under the Code. If there is a public market for the Common Stock of the Company, fair market value shall be the last closing price before or on the valuation date, or the mean between the highest and lowest quoted selling prices in the market before or on the valuation date, or an average of such prices, all as the Committee in its sole discretion shall determine.

Article 7 - Duration of Options
-------------------------------

  Subject to earlier termination as provided in Articles 9 and 10, each option shall expire on the date specified by the Committee, but in the case of incentive stock options such expiration date shall be not more than ten years (five years in the case of an incentive stock option granted to a 10% shareholder as defined in Section 422(b)(6) and related sections of the Code) from its date of grant. The Committee may extend the term of any previously granted option provided that if such option is an incentive stock option it must expire not more than ten or five years from its original date of grant as provided above.

Article 8 - Exercise of Options
-------------------------------

     Subject to the provisions of Articles 9 through 12, each option granted under the Plan shall be exercisable as follows:

     A. The option shall either be fully exercisable at the time of grant or shall become exercisable in such installments or portions and at such time or times or upon the happening of such conditions as the Committee may determine. The installments or portions may be cumulative or noncumulative as the Committee may determine.

     B. Once all or any installment or portion of any option becomes exercisable it shall remain exercisable until cancellation thereof or until expiration or termination of the option, unless otherwise specified by the Committee.

     C. Each option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

     D. The date of exercise of any option or any portion or installment of any option may be accelerated by fulfillment of such conditions as the Committee may determine. Furthermore, the Committee shall have the right to accelerate the date of exercise of any option or any portion or installment thereof for any reason.

     E. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options granted after December 31, 1986, are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the company and its parent and subsidiary corporations) shall not exceed $100,000.

Article 9 - Termination of Relationship
---------------------------------------

  If an optionee's employment or consulting relationship with the Company or any subsidiary or Affiliate is terminated for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code), or termination for cause, his options may be exercised to the extent they were exercisable on the date of such termination, but no further installments or portions of such options will become exercisable (unless otherwise determined by the Committee) and each such option shall terminate on the date one month following the date of such termination (but not later than its specified expiration date). The aforesaid one month period may be extended by the Committee in its sole discretion up to the expiration date of each such option in the case of non-qualified stock options. If an optionee's employment or consulting relationship with the Company or any subsidiary or Affiliate is terminated for cause (as defined by the Committee in its sole discretion), all his options shall terminate immediately and be of no further force or effect. Whether authorized leaves of absence or absence on military or governmental service may constitute termination for purposes of the Plan shall be conclusively determined by the Committee. Nothing in the Plan or in any option granted hereunder shall be deemed to give any optionee the right to continue his employment or consulting relationship with the Company or any of its subsidiaries or Affiliates or shall be deemed to interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate any optionee's employment or consulting relationship at any time and for any reason. Options granted under the Plan shall not be affected by any change of employment or consulting relationship among the Company and its subsidiaries or Affiliates (as determined by the Committee) so long as the optionee continues to be an employee or consultant of the Company or one of its subsidiaries or Affiliates.

Article 10 - Disability; Death
------------------------------

  If an optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), his options may be exercised to the extent they were exercisable on the date he ceased to have an employment or consulting relationship with the Company or any subsidiary or Affiliate, but no further installments or portions of such options will become exercisable (unless otherwise determined by the Committee) and each such option shall terminate on the date one month following the date of such cessation (but not later than its specified expiration date). The aforesaid one month period may be extended by the Committee in its sole discretion up to an additional eleven months in the case of incentive stock options and up to the expiration date of each such option in the case of non-qualified stock options.

  If an optionee dies while he has an employment or consulting relationship with the Company or any subsidiary or Affiliate or during the one month (or extended) periods referred to in Article 9 or referred to above in this Article 10, his options may be exercised to the extent they were exercisable on the date of his death, by his estate, or duly appointed representative, or beneficiary who acquires the options by will or by the laws of descent and distribution, but no further installments or portions of such options will become exercisable and each such option shall terminate on the date one year following the date of the optionee's death (but not later than its specified expiration date).

Article 11 - Assignability
--------------------------

  Except to the extent otherwise set forth in the applicable option agreement or other instrument evidencing the option, no option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each option shall be exercisable only by him.

Article 12 - Terms and Conditions of Options
--------------------------------------------

  Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Article 6 through 11 and may contain such other provisions not inconsistent with the Plan, including restrictions on transfer, stock repurchase restrictions, forfeiture restrictions, cancellation restrictions and other restrictions applicable to shares of Common Stock issuable upon exercise of options granted under the Plan, as the Committee deems advisable provided such provisions would not cause any incentive stock option to fail to qualify as an incentive stock option under
Section 422 of the Code. Common Stock issuable upon the exercise of options granted to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") may not be disposed of within six months following date of grant of such options. Options granted to persons subject to Section 16 of the 1934 Act may contain additional restrictions necessary to comply with Rule 16b-3 promulgated pursuant to the 1934 Act. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, nor unless and until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in this regard.

  Options may be granted hereunder (the "CMG Options") in tandem with options granted under a subsidiary's or Affiliate's stock option plan (the "Subsidiary/Affiliate Options") with the condition that to the extent that a tandem Subsidiary/Affiliate Option is exercised the corresponding tandem CMG Option (or corresponding installment or portion thereof) shall be automatically cancelled and to the extent that a tandem CMG Option is exercised the corresponding tandem Subsidiary/Affiliate Option (or corresponding installment or portion thereof) shall be automatically cancelled.

Article 13 - Adjustments
------------------------

  Upon the happening of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

     A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated and to the terms and conditions of each individual option, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

     B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or stock dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are reserved for issuance pursuant to the Plan or are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above.

     The Committee shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive and binding on all interested parties.

Article 14 - Exercise of Options
--------------------------------

  An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, identifying the option being exercised, specifying the number of shares as to which such option is being exercised and accompanied by full payment of the purchase price therefor either (1) in United States Dollars, in cash or by certified or bank check, or (2) with the approval of the Committee (which it may grant or withhold in its sole discretion), in shares of Common Stock of the Company owned by the optionee having a fair market value (as defined in Article 6 and determined on the business day immediately preceding the day on which the option is exercised) equal to, or a fraction of a shares less than, such purchase price (together with cash or certified or bank check equal in value to such fraction of a share), or (3) in a combination of such Common Stock (with the approval of the Committee) and cash or check. Unless the Committee otherwise determines the holder of an option shall have no rights of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. Unless the Committee otherwise determines no adjustment will be made for cash dividends or similar rights for which the record date occurs after the exercise of the option but prior to the date such stock certificate is issued. In no case may a fraction of a share be purchased or issued under the Plan.

Article 15 - Termination and Amendments to Plan
-----------------------------------------------

  The Plan was adopted by the Board on May 2, 1986; and became effective on that date subject to approval by the holders of a majority of the outstanding shares of voting stock of the Company, which occurred on May 12, 1986. The Plan as originally adopted expired on May 1, 1996 (except as to options outstanding on that date). The Plan was extended to December 6, 2004, by the Board of Directors of the Company on July 29, 1994, subject to approval by the stockholders at the Annual Meeting of Stockholders of the Company to be held on December 6, 1994. Subject to such approval, the Plan shall expire on December 6, 2004 (except as to options outstanding on that date). Options may be granted under the Plan prior to the date of shareholder approval of the Plan (or approval of the extension of the Plan), but such options shall be granted subject to such approval. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the shareholders (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Article 13); (b) the provisions of
Article 3, regarding eligibility, may not be modified; (c) the provisions of
Article 6, regarding the exercise price at which shares may be offered pursuant to options, may not be modified (except by adjustment pursuant to Article 13);
(d) the expiration date of the Plan may not be extended; and (e) the benefits accruing to participants under the Plan may not be materially increased. No action of the Board or shareholders, however, may, without the consent of an optionee, substantially impair his rights under any option previously granted to him; and no amendment may cause any incentive stock options previously granted or to be granted under the Plan to cease to qualify as incentive stock options in accordance with the terms and conditions of the Plan.

Article 16 - Governmental Regulation
------------------------------------

  The Plan and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver shares of the Company's Common Stock under such options, shall be subject to all applicable laws (including tax laws), rules and regulations.

Article 17 - Withholding Taxes
------------------------------

  At any time when an optionee is required to pay to the Company an amount to be withheld under applicable income tax laws upon the exercise of a non-qualified stock option, the optionee may satisfy this obligation (to the extent of the minimum amount required to be withheld) in whole or in part by electing (the "Election") to have the Company withhold from the distribution of shares of Common Stock, a number of shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of the Common Stock on the Tax Date. Any fractional share amount left over after satisfying the withholding requirement must be paid to the optionee in cash. "Tax Date" means the date on which the amount of tax to be withheld with respect to the exercise of the non-qualified stock option is determined.

  Each such election must be made prior to the Tax Date. The Committee may disapprove the Election, may suspend or terminate the right to make an Election, or may provide with respect to any non-qualified option that right to make an Election shall not apply to such option. An Election is irrevocable.

                                  Appendix C
                       1995 Employee Stock Purchase Plan

                                  CMGI, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN



                     AS AMENDED BY THE BOARD OF DIRECTORS

                               ON MARCH 12, 1999



1.  Purpose.  This CMGI, Inc. 1995 Employee Stock Purchase Plan ("the Plan") is
    -------
intended to encourage and assist employees of CMGI (the "Corporation") and the employees of any present or future designated subsidiaries of the Corporation in acquiring a stock ownership interest in the Corporation. The Plan is intended to be an Employee Stock Purchase Plan under, and complying with, the terms and conditions of Section 423 of the Internal Revenue Code.

2.  Stock Subject to the Plan.  Subject to adjustment pursuant to Section 12 of
    -------------------------
the Plan, the aggregate number of shares of Common Stock (the "shares") which may be sold under this Plan and under the Corporation's 1986 Stock Option Plan, pursuant to the exercise of non-transferable options granted under this Plan to participating employees is 14,000,000, as adjusted through January 11, 1999. The shares may be authorized but unissued, or reacquired, shares of Common Stock of the Corporation, $0.01 par value per share. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

3.  Quarterly Periods.  As used herein the term "quarterly period" shall mean
    -----------------
the three month period beginning on the first day of the first month of each of the Corporation's fiscal quarters and ending on the last day of the last month of each of the Corporation's fiscal quarters, with the first quarterly period beginning February 1, 1995, and ending April 30, 1995.

4.  Eligibility.  Any employee who has completed six full months of employment
    -----------
with the Corporation or any of its present or future designated subsidiaries (except (a) any employee who directly or by attribution owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary of the Corporation at the start of any quarterly period, or (b) those employees whose customary employment is 20 hours or less per week, or (c) those employees whose customary employment is for not more than five months in any calendar year), is eligible to become a member of the Plan on the first day of the quarterly period following the completion of six full months of employment, and no one else. Any subsidiary of the Corporation including future subsidiaries may or may not be designated by the Board of Directors of the Corporation as a corporation whose employees may participate in the Plan as provided above.

  For purposes of the Plan, "subsidiary" shall mean a corporation of which not less than fifty percent (50%) of the voting shares are held by the Corporation or a subsidiary of the Corporation.

5.  Joining the Plan.  Any eligible employee's participation in the Plan shall
    ----------------
be effective as of the first day of the quarterly period following the day on which the employee completes, signs and returns to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form indicating his or her acceptance of and agreement to the Plan and indicating the employee's standing level of contribution to the Plan in accordance with Paragraph 6 below. Membership of any employee in the Plan is entirely voluntary. Except as provided in Paragraph 4, all employees who elect to participate in the Plan shall have the same rights and privileges.

  Any employee participating in this Plan or receiving shares of Common Stock hereunder shall have no rights with respect to continuation of employment with the Corporation or any subsidiary, nor with respect to continuation of any particular Corporation business, policy or product, including this Plan.

6.  Member's Contributions.  Any employee electing to participate in the Plan
    ----------------------
must authorize a whole percentage (not less than 1% nor more than 10%) or a whole dollar amount (not less than $10.00) of the employee's regular pay to be deducted by the Corporation from the employee's regular pay during each quarterly period, provided that in no event may such percentage or amount result in total deductions of less than $100.00 per quarterly period for such employee.

  Notwithstanding the foregoing, no employee shall be entitled to purchase shares of stock under the Plan with an aggregate fair market value (determined at date of grant) exceeding $5,000 per each quarterly period; and furthermore, no employee shall be permitted to purchase shares of Common Stock under all the employee stock purchase plans of the Corporation and its related corporations at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the options are granted) for each calendar year in which any such option granted to such employee is outstanding at any time.

  An employee may elect to have amounts deducted from his or her pay, as described above, by delivering to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form stating the percentage or amount to be deducted. If an employee has not filed such a standing election at least seven days prior to the commencement date of a quarterly period, he or she will be deemed to have elected not to have any of his or her pay withheld. Deductions may be increased or decreased during a quarterly period by filing a new standing election, which will be effective during the first full pay period subsequent to its filing and processing.

  No member will be permitted to make contributions for any period during which he or she is not receiving pay from the Corporation or one of its present for future designated subsidiaries.

7.  Issuance of Shares.  On the last trading day of each quarterly period so
    ------------------
long as the Plan shall remain in effect, and provided the member has not before that date advised the Corporation that he or she elects to withdraw his or her entire account, the Corporation shall apply the funds in the member's account as of that date to the purchase of authorized but unissued, or reacquired, shares of its Common Stock in units of one share or multiples thereof.

     The cost to each member for the shares so purchased shall be eighty-five percent (85%) of the lower of the fair market value of the Common Stock on the first trading day of the quarterly period (the "date of grant") or the fair market value of the Common Stock on the last trading day of the quarterly period (the "date of exercise"), determined as follows:

        (1) The fair market value of the shares on the date of the grant shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is a National Market System security the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of grant; and

        (2) The fair market value of the shares on the date of exercise shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is a National Market System security the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of exercise.

     Any moneys remaining in such member's account equaling less than the sum required to purchase one share, or moneys remaining in such member's account by reason of application of the provisions of the next paragraph hereof shall, unless otherwise requested by the member, be held in the member's account for use during the next quarterly period. Any moneys remaining in such member's account by reason of his or her prior election to withdraw his or her entire account shall be disbursed to the employee within 30 days following such election. The Corporation shall as expeditiously as possible after the last day of each quarterly period issue to the member entitled thereto the certificate evidencing the shares issuable to him or her as provided herein.

     Notwithstanding anything above to the contrary, (a) if the number of shares members desire to purchase at the end of any quarterly period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such members in proportion to their contributions during the quarterly period (but no fractional shares shall be issued); and (b) no funds in an employee's account shall be applied to the purchase of shares and no shares hereunder shall be issued unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

8.  Termination of Membership.  A member's membership in the Plan will be
    -------------------------
terminated when the member (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Corporation or one of its present or future subsidiaries, (c) dies, or (d) does not receive pay from the Corporation or one of its present or future subsidiaries for twelve (12) consecutive months, unless this period is due to an illness, injury or for other reasons approved by the persons or person appointed by the Corporation to administer the Plan as provided in Paragraph 10 below. Upon termination of membership, the terminated member shall not be entitled to rejoin the Plan until the first day of the quarterly period immediately following the quarterly period in which the termination occurs. Upon termination of membership, the member shall be entitled to the amount of his or her individual account within thirty
(30) days after termination.

9.  Beneficiary.  Each member may file a written designation of a beneficiary
    -----------
who is to receive any shares of Common Stock credited to such member's account under the Plan in the event of the death of such member prior to delivery to such member of the certificates of such shares. Such designation may be changed by the member at any time by written notice received by the Corporation.

  Upon the death of a member his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such member, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the member indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

10.  Administration of the Plan.  The Plan shall be administered by such
     --------------------------
officers or other employees of the Corporation as the Board of Directors of the Corporation may from time to time select, and the persons so selected shall be responsible for the administration of the Plan. All


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

terms of the Plan shall be subject to interpretation by the Compensation Committee of the Board of Directors whose decision shall be final and binding on all parties. All costs and expenses incurred in administering the Plan shall be paid by the Corporation.

11.  Modification and Termination.  The Corporation expects to continue the Plan
     ----------------------------
until such time as the shares reserved for issuance under the Plan have been sold. The Corporation reserves, however, the right to amend, alter or terminate the Plan in its discretion. Upon termination, each member shall be entitled to the amount of his or her individual account within thirty (30) days after termination.

12.  Adjustments upon Changes in Capitalization.  Appropriate and proportionate
     ------------------------------------------
adjustments shall be made in the number and class of shares of stock subject to this Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or the like change in the capital structure of the Corporation.

13.  Transferability of Rights.  No rights of any employee under this Plan shall
     -------------------------
be transferable by him or her, by operation of law or otherwise, except to the extent that a member is permitted to designate a beneficiary or beneficiaries as herein above provided, and except to the extent permitted by will or the laws of descent and distribution if no such beneficiary be designated.

14.  Participation in Other Plans.  Nothing herein contained shall affect an
     ----------------------------
employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or programs of the Corporation.

15.  Applicable Law.  The interpretation, performance and enforcement of this
     --------------
Plan shall be governed by the laws of the Commonwealth of Massachusetts.

16.  Effective Date of Plan; Shareholder Approval.  The Plan was effective on
     --------------------------------------------
February 1, 1995. The Corporation's obligation to offer, sell or deliver shares under the Plan is subject to any governmental approval required in connection with the authorized issuance or sale of such shares and is further subject to the determination by the Corporation that is has complied with all applicable securities laws.

17.  Legend Conditions.  The shares of Common Stock to be issued pursuant to the
     -----------------
provisions of this Plan shall have endorsed upon their face the following:

     (1) Any legend imposed as a condition of qualification by the Massachusetts Securities Commissioner, if required;

     (2) Unless the shares to be issued under this Plan have been registered under the Securities Act of 1933 the following additional legend shall be placed on all certificates:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that registration is not required under said Act.



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